4:

Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

CUSTODIAN: JPMorgan Chase

Country	Subcustodian Name	City
Argentina	HSBC Bank Argentina S.A	Buenos Aires
Australia	JPMorgan Chase Bank, N.A.	Sydney
Austria	UniCredit Bank Austria AG	Vienna
Bahrain	HSBC Bank Middle East Limited	Manama
Bangladesh	Standard Chartered Bank	Dhaka
Belgium	Fortis Bank (Nederland) N.V.	Amsterdam
Bermuda	The Bank of Bermuda Limited	Hamilton
Botswana	Barclays Bank of Botswana Limited	Gaborone
Brazil	HSBC Bank Brasil S.A. Banco Multiplo	Sao Paulo
Bulgaria	ING Bank N.V.	Sofia
Canada	Canadian Imperial Bank of Commerce	Toronto
Canada	Royal Bank of Canada	Toronto
Chile	Banco de Chile	Santiago
China (Shanghai)	HSBC Bank (China) Company Limited	Shanghai
China (Shenzhen)	HSBC Bank (China) Company Limited	Shanghai
Colombia	Santander Investment Trust Colombia S.A.	Bogota
Croatia	Privredna banka Zagreb d.d.	Zagreb
Cyprus	Marfin Popular Bank Public Company Ltd.	Nicosia
Czech Republic	UniCredit Bank Czech Republic a.s.	Prague
Denmark	Nordea Bank Danmark A/S	Copenhagen
Egypt	Citibank, N.A.	Cairo
Estonia	Swedbank AS	Tallinn
Finland	Nordea Bank Finland Plc	Helsinki
France	BNP Paribas Securities Services S.A.	Paris
France	Societe Generale	Paris
Germany	Deutsche Bank AG	Frankfurt
Germany	J.P. Morgan AG	Frankfurt
Ghana	Barclays Bank of Ghana Limited	Accra
Greece	HSBC Bank PLC	Athens
Hong Kong	The Hongkong and Shanghai Banking Corporation Limited	Hong Kong
Hungary	Deutsche Bank Zrt.	Budapest
Iceland*	Islandsbanki hf.	Reykjavik
India	The Hongkong and Shanghai Banking Corporation Limited	Mumbai
India	Standard Chartered Bank	Mumbai
Indonesia	Deutsche Bank AG	Jakarta
International Securities Market	Euroclear Bank
Ireland	Bank of Ireland	Dublin
Israel	Bank Leumi le-Israel B.M.	Tel Aviv
Italy	Intesa Sanpaolo S.p.A.	Milan
Ivory Coast*	Societe Generale de Banques en Cote d'Ivoire	Abidjan
Jamaica*	To Be Determined
Japan	Mizuho Corporate Bank, Limited	Tokyo
Japan	The Bank of Tokyo-Mitsubishi UFJ Limited, Tokyo	Tokyo
Jordan	HSBC Bank Middle East Limited	Amman
Kazakhstan	SB HSBC Bank Kazakhstan JSD	Almaty
Kenya	Barclays Bank of Kenya Limited	Nairobi
Kuwait	HSBC Bank Middle East Limited	Safat
Latvia	Swedbank AS	Riga
Lebanon	HSBC Bank Middle East Limited	Ras-Beirut
Lithuania	AB SEB Bankas	Vilnius
Luxembourg	BGL S.A.	Luxembourg
Malaysia	HSBC Bank Malaysia Berhad	Kuala Lumpur
Malta	HSBC Bank Malta p.i.c.	Valletta
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	Port Louis
Mexico	Banco Nacional de Mexico, S.A.	Mexico, D.F.
Morocco	Societe Generale Marocaine de Banques	Casablanca
Namibia	Standard Bank Namibia Limited	Windhoek
Netherlands	BNP Paribas Securities Services S.A.	Amsterdam
New Zealand	National Australia Bank Limited, Auckland (National Nominees Limited)	Auckland
Nigeria	Stanbic IBTC Bank Plc	Lagos
Norway	Nordea Bank Norge ASA	Oslo
Oman	HSBC Bank Middle East Limited	Ruwi
Pakistan	Standard Chartered Bank (Pakistan) Limited	Karachi
Panama	HSBC Bank (Panama) S.A.	Panama City
Peru	Citibank del Peru S.A.	Lima
Philippines	The Hongkong and Shanghai Banking Corporation Limited	Manila
Poland	Bank Handlowy w. Warszawie S.A.	Warsaw
Portugal	Banco Espirito Santo, S.A.	Lisbon
Qatar	HSBC Bank Middle East Limited	Doha
Romania	ING Bank N.V.	Bucharest
Russia*	J.P. Morgan Bank International (Limited Liability Company)	Moscow
Russia	ING Bank (Eurasia) ZAO (Closed Joint Stock Company)	Moscow
Saudi Arabia	SABB Securities Limited	Riyadh
Serbia	UniCredit Bank Srbija a.d.	Belgrade
Singapore	DBS Bank Ltd., Singapore	Singapore
Slovak Republic	UniCredit Bank Slovakia a.s.	Bratislava
Slovenia	UniCredit Banka Slovenija d.d.	Ljubljana
South Africa	FirstRand Bank Limited	Johannesburg
South Korea	Standard Chartered First Bank Korea Limited	Seoul
Spain	Santander Investment, S.A.	Madrid
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	Colombo
Sweden	Skandinaviska Enskilda Banken AB (publ)	Stockholm
Sweden	Nordea Bank AB (publ)	Stockholm
Switzerland	UBS AG	Zurich
Taiwan	JPMorgan Chase Bank, N.A.	Taipei
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Bangkok
Tunisia	Banque Internationale Arabe de Tunisie, S.A.	Tunis
Turkey	Citibank A.S.	Istanbul
Ukraine*	ING Bank Ukraine	Kiev
United Arab Emirates - DFM	HSBC Bank Middle East Limited	Dubai
United Arab Emirates - NASDAQ Dubai	HSBC Bank Middle East Limited	Dubai
United Arab Emirates - ADX	HSBC Bank Middle East Limited	Dubai
United Kingdom	JPMorgan Chase Bank, N.A.	London
United Kingdom	Deutsche Bank AG, London (The Depository and Clearing Centre)	London
United States	JPMorgan Chase Bank, N.A.	New York
Uruguay	Banco Itau Uruguay S.A.	Montevideo
Venezuela	Citibank, N.A.	Caracas
Vietnam	HSBC Bank (Vietnam) Ltd.	Ho Chi Minh City
Zambia	Barclays Bank Zambia Plc	Lusaka
Zimbabwe*	Barclays Bank of Zimbabwe Limited	Harare